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                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of May 17, 1996 by and between GSE Systems, Inc., a Delaware corporation (the "Company"), and Eugene D. Loveridge (the "Employee").


                              W I T N E S S E T H:

        WHEREAS, the Company has determined to employ the Employee as a Senior Vice President; the Employee wishes to accept such employment; and the Company and the Employee wish to provide herein the terms of the Employee's employment;

        NOW, THEREFORE, IT IS AGREED THAT:

        1. Agreement of Employment; Effective Date. The Company agrees to employ the Employee, and the Employee agrees to serve the Company, as a Senior Vice President, all upon the terms and conditions hereinafter set forth. Such employment shall become effective upon the consummation of the merger of Erudite Software & Consulting, Inc. with GSE Erudite Software, Inc. (the "Effective Date").

        2. Term. The employment of the Employee under this Agreement shall be for a term of three (3) years from and after the Effective Date, subject to renewal and extension as provided for in Paragraph 3 hereof. Such period of employment, as from time to time renewed or extended as provided for in Paragraph 3 hereof, is hereinafter referred to as the "Term."

        3. Renewal. On the third anniversary of the Effective Date hereof and each succeeding anniversary thereof (each a "Renewal Date"), this Agreement shall be automatically renewed for an additional period of one (1) year, unless at least one hundred twenty (120) days prior to such Renewal Date the Company shall have given written notice to the Employee that such renewal shall not take place or the Employee shall have given written notice to the Company that such renewal shall not take place.

        4. Duties. During the Term, the Employee shall perform the duties of a Senior Vice President, all as
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set forth in the By-Laws of the Company and shall perform all other duties typically performed by a senior executive officer of a corporation of the size and nature of the Company. The Company agrees that it will assign to employee only those duties of the type, nature and dignity normally assigned to a senior executive officer of a corporation of the size and nature of the Company and that Employee will have the full decisionmaking and other authority normally conferred upon such an officer. The Employee agrees to serve without additional compensation, if elected or appointed thereto, as a director of the Company or any of its subsidiaries, and as a member of any committees of the board of directors of any such corporations, and in one or more executive positions of any of the Company's subsidiaries. The Employee agrees to devote substantially all of his business time to the operation of the Company's business.

        5. Compensation. For the services rendered by the Employee to the Company under this Agreement, the Company shall compensate the Employee as follows:

              (a) Base Salary. The Company shall pay the Employee for his services an annual salary of $150,000 (after adjusting for any increases therein, the "Base Salary") payable in accordance with the payroll practices of the Company applicable to all employees. The Employee's Base Salary may be increased by the Company from time to time but may not be decreased without the Employee's prior written consent.

              (b)  Incentive Bonuses.  The Compensation Committee of the
Board of Directors of the Company shall consider awarding the Employee annual incentive bonuses during the Term and in determining whether to award any such bonuses and, if any bonus is awarded, the amount thereof shall take into account, among other factors, the Employee's performance during the past year or other relevant periods, the overall performance of the Company and the amount of incentive bonuses paid to the other senior executive officers, including the chief executive officer, of the Company for comparable periods.

              (c) Employee Benefits. The Employee shall be entitled to receive, on the same basis as other executive personnel of the Company, group employee benefits such as sick leave, group disability and health, life, and accident insurance and similar indirect compensation which the Company may from time to time extend to its personnel. The Company shall pay all
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premiums with regard to medical and dental insurance covering the Employee and his immediate family and life insurance for the Employee.

              (d) Automobile Allowance; Club Dues. The Company shall pay the Employee an automobile allowance in the amount of $600 per month and shall provide the Employee with a Company gasoline credit card for his use. The Company shall pay the annual dues of the Employee to one health club.

              (e) Withholding Taxes. All payments by the Company to the Employee hereunder shall be less Social Security taxes and withholding taxes for which the Employee is obligated and less any other taxes that may be lawfully levied by any governmental authority which the Company may be required by law from time to time to withhold.

        6. Reimbursement. The Company shall reimburse the Employee for the reasonable expenses incurred by him in connection with the performance of his duties hereunder, including but not limited to, travel and entertainment expenses, for which the Employee shall account to the company in a manner sufficient to conform to Internal Revenue Service requirements.

        7.    Disability.

              If, during the Term, the Employee suffers an illness or incapacity of such a character as to prevent or preclude him from devoting substantially full working time to his employment hereunder or otherwise from carrying out any substantial portion of the normal and usual duties of his employment hereunder for 180 days (whether or not consecutive) during any twelve-month period, his services as an officer of the Company hereunder may be terminated (a "Disability Termination") by the Company upon 30 days' prior written notice to Employee. During the period of the Employee's disability and until the expiration date of such 30 days' notice, the Employee shall continue to earn all compensation provided herein as if he had not been disabled, such compensation to be paid at the time, in the amounts, and in the manner provided herein. Upon the termination of the Employee's services as an officer of the Company under this Paragraph 7(b), the Employee shall remain an employee of the Company for purposes of continued eligibility under the Company's Long-Term Disability Plan but the obligations of the Company shall be limited to (i) paying the Employee his Base Salary
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through the date of such termination and any other benefits that have fully accrued and vested but not yet been paid as of such date; (ii) paying the Employee any bonus for the then current calendar year, (iii) paying the Employee disability compensation in accordance with its policies for the payment of disability compensation to senior executive officers and (iv) continuing to provide the Employee with any group health benefits for the remainder of the Term to the extent permitted under the Company's group health plan. Upon such a termination, the Employee shall also be entitled to all applicable benefits under the Company's Long-Term Disability Plan.

        8.    Termination.

              (a) Termination for Cause. The Company may terminate the employment of the Employee hereunder if the Employee during the Term (i) commits an act of intentional fraud with respect to the Company, (ii) is convicted of any felony, (iii) continually fails to substantially perform his duties under Paragraph 4 hereof (other than any such failure resulting from a material breach of the obligations of the Company hereunder or the disability of the Employee or any such failure occurring after any of the events constituting "Good Reason" hereunder has occurred) for a period of ten (10) days after receipt by the Employee of a written demand for substantial performance has been delivered by the Company to Employee, which written demand specifically identifies in reasonable detail the manner in which the Company believes that the Employee has not substantially performed his duties hereunder, or (iv) the material breach by the Employee of any of his obligations under Paragraphs 10 or 11 hereof and in the case of an unintentional breach of his obligations under Paragraph 10 hereof, the failure of the Employee to correct such breach within sixty (60) days after the receipt by the Employee of a written notice from the Company specifying in reasonable detail the nature of such breach. Termination pursuant to this Paragraph 8(a) shall be herein referred to as a "Termination for Cause." Notwithstanding the foregoing, a Termination for Cause (other than pursuant to clause (ii) hereof) shall not be effective unless and until the Employee has received reasonable notice setting forth the reasons for the Company's intention to terminate him pursuant to this Paragraph 8(a), the Employee has had an opportunity, together with his counsel, to be heard before the Executive Committee of the Board of Directors of the Company and to submit any
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materials or information to the Executive Committee that he views appropriate, and the Executive Committee has issued a finding that, in the good faith opinion of a majority of the Executive Committee, the Employee's conduct has established a sufficient basis for a Termination for Cause. During the pendency of such proceedings, the Executive Committee, by a majority vote, may suspend the Employee from his duties hereunder with full compensation during such period of suspension. Upon Termination for Cause, the Company shall have no further obligation to pay the Employee's Base Salary or to provide any other employee benefits hereunder except for any Base Salary or other benefits that have fully accrued and vested but not been paid as of the effective date of such termination.

              (b) Termination Without Cause. At any time after the Effective Date, the Company may terminate the employment of the Employee hereunder without cause. Such termination shall be effective by providing the Employee with a written notice of termination at least 90 days prior to the date of such termination. Termination pursuant to this Paragraph 8(b) shall be herein referred to as "Termination Without Cause." If the Company terminates the Employee's employment under this Paragraph 8(b), the Company shall be obligated to make the severance payments described in Paragraph 9 hereof.

              (c) Termination by Employee. The Employee may terminate his employment hereunder by providing the Company with a written notice of termination at least 90 days prior to the effective date of such termination in the case of a termination other than for Good Reason (as defined below) or 30 days prior to the effective date of such termination in the case of a termination for Good Reason. If the Employee terminates his employment under this Paragraph 8(c) other than for Good Reason, the Company shall have no further obligation to pay the Employee's Base Salary or to provide any other employee benefits hereunder except for any Base Salary or other benefits that have fully accrued and vested but not been paid as of the effective date of such termination. If the Employee terminates his employment under this Paragraph 8(c) for Good Reason (a "Termination for Good Reason"), the Company shall be obligated to make the severance payments described in Paragraph 9 hereof. As used herein, "Good Reason" shall mean the occurrence of any of the following: (i) the material breach by the Company of any of its agreements set forth herein and the failure of the Company to correct such breach within
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thirty (30) days (ten (10) days in the case of a breach of any of the Company's agreements set forth in Paragraph 5(a) or (b) hereof) after the receipt by the Company of a written notice from the Employee specifying in reasonable detail the nature of such breach; or (ii) the failure of the Employee to be elected as a Senior Vice President of the Company.

        9. Severance Payments. In the case of a Termination Without Cause pursuant to Paragraph 8(b) hereof or a Termination for Good Reason pursuant to Paragraph 8(c) hereof, the Company shall continue to pay to the Employee for the Applicable Period (as defined below) (a) the Employee's then current Base Salary on the dates such payments would have been made under Paragraph 5(a) hereof if the Employee's employment had not terminated and (b) the other benefits provided in Paragraph 5(c) and (d) hereof. As used herein "Applicable Period" shall mean the period commencing on the effective date of such Termination Without Cause or Termination for Good Reason and ending on the second anniversary of the Effective Date.

        10.  Competition.

             (a) In consideration of the Company's agreement to employ the Employee as a Senior Vice President, the Employee hereby agrees that during the Noncompete Period (as defined below), without the prior written approval of the Company, the Employee shall not, directly or indirectly, enter into or in any manner take part in any business, either individually or as an officer, director, employee, agent, consultant, partner, investor (excluding passive investments in publicly traded securities not aggregating more than 5% of any such entity's total outstanding voting securities), principal or otherwise, which is in competition with the business of the Company or any of its subsidiaries in any segment of the industrial simulation, process control and data acquisition, or client/server technology fields in which the Company or any of its subsidiaries is materially engaged or the Board of Directors has approved a plan for the Company or any of its subsidiaries to become materially engaged during the Noncompete Period in any jurisdiction in the world in which the Company or any of its subsidiaries is so materially engaged or the Board of Directors has approved a plan for the Company or any of its subsidiaries to become so materially engaged in such segment during the Noncompete Period. The Employee further agrees that during the Noncompete Period he
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shall not, directly or indirectly, acting either alone or in concert with others, seek to influence any employee of the Company or any of its subsidiaries to leave or otherwise terminate his or her employment with such entity or solicit or assist any other person in soliciting any customers, clients or suppliers of the Company or any of its subsidiaries.

        As used herein, "Noncompete Period" shall mean the period commencing on the date hereof and ending on the third anniversary of the Effective Date.

             (b) The Employee acknowledges that he has carefully read and considered all of the terms of this Agreement, including particularly the terms of this Paragraph 10 and the following Paragraph 11, that the Company has made a substantial investment in the Company's business and that the restrictions provided in this Paragraph 10 and the following Paragraph 11 are reasonable and necessary for the Company's protection. The Employee further acknowledges that damages at law will not be a measurable or adequate remedy for breach of the covenants contained in this Paragraph 10 or in Paragraph 11 and, accordingly the Employee consents to the entry by any court of competent jurisdiction of any order enjoining him from violating any such covenants. The parties hereto further agree that if, in any judicial proceeding, a court should refuse to enforce any covenants set forth in this Paragraph 10 or in Paragraph 11 because of their term or geographical scope, then such covenants shall be deemed to be modified to permit their enforcement to the maximum extent permitted by law.

        11. Confidentiality. The Company acknowledges and agrees that it competes in a highly competitive industry and in competitive markets and that as a Vice President the Employee may have access to proprietary and confidential information and trade secrets of the Company and its subsidiaries. The Employee agrees that he will not, without the written consent of the Company, disclose or permit anyone under his control to disclose to anyone not properly entitled to the information or use for his own benefit or the benefit of anyone else other than the Company or any subsidiary of the Company, any such trade secrets or proprietary or confidential information relating to the Company or its subsidiary.

        12. Waiver. A waiver by any party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such
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terms and conditions for the future, or of any subsequent breach thereof.

        13. Notices. Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when personally delivered, if mailed, on the third business day after it is deposited in the United States mails, certified or registered mail, postage prepaid and addressed as follows:

             To the Employee:

             Eugene D. Loveridge
             6733 West 9600 North
             Highland, Utah  84003

             To the Company:

             GSE Systems, Inc.
             8930 Stanford Boulevard
             Columbia, Maryland  21045
             Attention:  Chairman
             Telecopier:  (410) 312-3599

Any party may change by notice the address to which notices to it are to be addressed.

        14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to the principles of conflicts of laws thereof.

        15. Amendments, Etc. The Agreement may not be varied, altered, modified, changed, or in any way amended except by an instrument in writing, executed by the parties hereto or their legal representatives.

        16. Headings and Captions. Headings and paragraph captions used in this Agreement are intended for convenience of reference only and shall not affect the interpretation of this Agreement.

        17. Execution in Counterparts. This Agreement may be executed in any number of counterparts, which taken together shall be deemed to constitute one original.

        18.  Miscellaneous.
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             (a)  The Employee shall not have any right to commute, encumber or dispose of the right to receive payment hereunder or the right to receive any of the benefits provided for hereunder.

             (b) In the event of the termination of the Employee's employment with the Company for any reason other than the Employee's death, the party terminating such employment shall give written notice to the other party within the time limitations above provided, and such notice shall state the date on which termination is to be effective, specify the provision of this Agreement under which notice is given, and, if such termination is claimed to be for disability or cause, the notice shall set forth the basis for such claim in reasonable detail.

             (c) The Company shall pay all reasonable expenses (including attorneys' fees) incurred by the Employee in enforcing any provisions of this Agreement or prosecuting a claim for breach thereof if the Employee is successful in such enforcement or prosecution.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                 GSE SYSTEMS, INC.



                                                 By:
                                                     --------------------------
                                                     Robert W. Stroup
                                                     Executive Vice President



                                                 ------------------------------
                                                 EUGENE D. LOVERIDGE